Exhibit 99.1

Epizyme Continues to Build Senior Leadership Team with Appointment of

Matthew Ros as Chief Operating Officer

Cambridge, Mass., May 6, 2016 – Epizyme, Inc. (NASDAQ: EPZM), a clinical stage biopharmaceutical company creating novel epigenetic therapies for people with cancer, today announced that it has expanded its senior leadership team with the addition of Matthew Ros, who joins the company as Chief Operating Officer. In this role, Mr. Ros will be responsible for directing and operationalizing Epizyme’s launch readiness efforts for tazemetostat, and will report to Epizyme’s President and Chief Executive Officer, Robert Bazemore.

“Matt’s proven leadership and deep commercial expertise in both oncology and rare diseases will be invaluable in developing Epizyme’s strategy for launching and commercializing tazemetostat across multiple tumor types,” said Mr. Bazemore. “Based on his experience leading strategy, commercial development, medical affairs and manufacturing, we believe Matt will have an immediate impact on the execution of Epizyme’s multi-year vision. We are delighted to have him join our experienced team.”

“The potential opportunity with tazemetostat, combined with the depth of Epizyme’s research engine and their discovery platform, hold great promise for patients and the future of the company,” said Mr. Ros. “I look forward to working with the entire team to bring tazemetostat and other epigenetic therapies to patients in need.”

Matthew Ros

Mr. Ros comes to Epizyme from Sanofi, where he was most recently Chief Operating Officer/Global Head of the Oncology Business Unit. While overseeing its $1.4 billion solid tumor and hematology franchise, he led its most recent restructuring and significantly contributed to the company’s revised business strategy. Prior to this role, Mr. Ros served in Genzyme’s Rare Disease business, leading its second largest franchise in Pompe Disease as its Vice President and Franchise head. Mr. Ros brings more than 25 years of experience in sales, marketing, franchise strategy and operations leadership in both global pharmaceutical and early-stage biotechnology companies. Outside of his professional commitments, Mr. Ros previously served on the Board of Trustees of CancerCARE, a leading national organization dedicated to providing free, professional support services to anyone affected by cancer.

About Epizyme, Inc.

Epizyme, Inc. is a clinical-stage biopharmaceutical company creating novel epigenetic therapeutics for cancer patients. Epizyme has built a proprietary product platform that the Company uses to create small molecule inhibitors of chromatin modifying proteins (CMPs), such as histone methyltransferases or HMTs. CMPs are part of the system of gene regulation, referred to as epigenetics, that controls gene expression. Genetic alterations can result in changes to the activity of CMPs, making them oncogenic (cancer-causing). By focusing on the genetic drivers of cancers, Epizyme’s targeted science seeks to match the right medicines with the right patients.

For more information, visit www.epizyme.com and connect with us on Twitter at @EpizymeRx.

Cautionary Note on Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Epizyme, Inc. and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: uncertainties inherent in the initiation of future clinical studies or expansion of ongoing clinical studies, availability and timing of data from ongoing clinical studies, whether interim results from a clinical trial will be predictive of the final results of the trial or the results of future trials, expectations for regulatory approvals to conduct trials or to market products, availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements, other matters that could affect the availability or commercial potential of the Company’s therapeutic candidates and other factors discussed in the “Risk Factors” section of the Company’s Form 10-K filed with the SEC on March 9, 2016 and in the Company’s other filings from time to time with the SEC. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof and should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so.

Investors:

Rebecca Cohen

Epizyme, Inc. Investor Relations and Corporate Communications

617.401.0722

rcohen@epizyme.com

Media:

Michael Lampe

Scient Public Relations

484.575.5040

michael@scientpr.com